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                      SECURITIES AND EXCHANGE COMMISSION

                            450 Fifth Street, N.W.
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:  February 26, 1998


                         Nanopierce Technologies, Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


      Nevada                       33-19598-D                     84-0992908
------------------                ------------               -------------------
    (State of                     (Commission                   (IRS Employer
  incorporation)                  File Number)               Identification No.)


                      370 Seventeenth Street, Suite 3290
                            Denver, Colorado  80202
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             (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code: (303) 592-1010

      Sunlight Systems, Ltd., 5222 S. Holly, Greenwood Village, CO 80111
    ----------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Sunlight Systems, Ltd. ( the "Registrant"), a Nevada Corporation, entered into an agreement dated February 26, 1998 to acquire all or substantially all of the assets, including the intellectual properties, consisting of patents, patents applications pending, patent applications in preparation, tradesecrets, tradenames and trademarks relating to the particle interconnect technology from Particle Interconnect Corporation, a Colorado corporation, a wholly owned subsidiary of Intercell Corporation.

     In exchange for the acquisition of such intellectual property, the Registrant issued to Intercell Corporation, Seven Million, Two Hundred and Fifty Thousand (7,250,000) of its post-split restricted common shares, and in addition, One Hundred (100) Series A, 8%, Voting, Convertible, Cumulative, Participating, Preferred Shares, liquidation preference of $22,656.25 per share, convertible at $0.3257 per share into Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-spilt restricted common shares of the Registrant.

     On February 23, 1998, the Registrant changed its name to Nanopierce Technologies, Inc., and obtained a new trading symbol on the NASDAQ Bulletin
Board: NPCT. In addition, it caused a reverse stock split on a One for Three (1:3) basis of the Twelve Million, Seven Hundred and Sixty Thousand, Sixty-Four (12,760,064) shares issued and outstanding of the Registrant on February 27, 1998. After the reverse split there were Four Million, Two Hundred and Fifty-Three Thousand, Three Hundred and Fifty-Five (4,253,355) shares issued and outstanding. After the issuance of the Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-split shares to Intercell Corporation, the Registrant had Eleven Million, Five Hundred and Three Thousand, Three Hundred and Fifty-Five (11,503,355) shares issued and outstanding. As a result of the transaction described above, as of the date hereof on a fully diluted basis, Intercell Corporation owned approximately Seventy-Five percent (75%) of the outstanding common stock of the Registrant.

     The principal shareholders of the Registrant approved the transaction on behalf of the Registrant. Paul H. Metzinger, together with his wife, Cheri L. Perry, are shareholders of the Registrant and they abstained from voting as shareholders on the transaction.

     Paul H. Metzinger, President and Chief Executive officer of Particle Interconnect Corporation and Intercell Corporation, its parent company, was appointed the sole Director of the Registrant, until such time as additional directors might be appointed. In addition, Paul H. Metzinger was subsequently appointed as President and Chief Executive Officer of the Registrant.

     Paul H. Metzinger and his wife own of record and beneficially, both directly and indirectly, One Million, Three Hundred and Forty Thousand (1,340,000) post-split common shares of the Registrant. In addition, as part of the transaction negotiated with the principal shareholders of the Registrant, Paul H. Metzinger was granted a presently exercisable option to

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purchase up to One Million (1,000,000) shares of the Registrant's common stock for a period of ten (10) years, at an exercise price of $0.3257 per share.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The Registrant entered into an agreement dated February 26, 1998 to acquire all or substantially all of the assets, including the intellectual properties, consisting of patents, patents applications pending, patent applications in preparation, tradesecrets, tradenames and trademarks relating to the particle interconnect technology from Particle Interconnect Corporation, a Colorado Corporation, a wholly owned subsidiary of Intercell Corporation. Reference is made to "Item 1. Changes in Control of Registrant."

ITEM 5.   OTHER EVENTS.

     On February 23, 1998, the Registrant changed its name to Nanopierce Technologies, Inc., and obtained a new trading symbol on the NASDAQ Bulletin
Board: NPCT.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     A.   Financial Statements of Business Acquired.*

     B.   Pro Forma Financial Information.*

     C.   Exhibits.

          2.01 Agreement dated February 26, 1998 by and between Registrant, Particle Interconnect Corporation and Intercell Corporation.

          4.01      Certificate of Designation of Rights and Preferences

          27.01     Financial Data Schedule*

*    To be filed by amendment.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NANOPIERCE TECHNOLOGIES, INC.



Date:  March 12, 1998            By  /s/  Paul H. Metzinger
                                     -------------------------------------------
                                     Paul H. Metzinger, Chief Executive Officer,
                                     President

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                               LIST OF EXHIBITS


          2.01 Agreement dated February 26, 1998 by and between Registrant, Particle Interconnect Corporation and Intercell Corporation.

          4.01      Certificate of Designation of Rights and Preferences

          27.01     Financial Data Schedule*

*    To be filed by amendment.

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